Exhibit 107

Calculation of Filing Fee Table(1)

424(b)(5)

(Form Type)

BlackRock TCP Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	6.95% Notes due 2029	457(o) and 457(r)	$325,000,000	99.888%	$321,386,000	0.0001476	$47,436.58
Total				$325,000,000		$321,386,000		$47,436.58

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.
(2)	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s Registration Statement on Form N-2 (No. 333-267593), in accordance with Rules 456(b) and 457(r) under the Securities Act.